Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to Registration Statement No. 333-225049 to Form S-3 on Form S-1 of Jones Soda Co. of our report dated March 29, 2018, on our audits of the consolidated financial statements of Jones Soda Co. and subsidiaries as of December 31, 2017 and 2016, and for the years then ended. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

Seattle, Washington

July 17, 2018